Execution Version AGREEMENT FOR PURCHASE AND SALE OF PROPERTY THIS AGREEMENT is made and entered into as of the Effective Date (as hereinafter defined), by and between MVB BANK, INC., a West Virginia banking corporation (“Seller” and “Leaseback Tenant”), and MOUNTAINSEED REAL ESTATE SERVICES, LLC, a Georgia limited liability company (“Buyer”). STATEMENT OF BACKGROUND A. Seller is the owner of each Property (as hereinafter defined). B. Buyer wishes to purchase, and Seller wishes to sell, the Property, upon the terms and conditions hereinafter set forth. STATEMENT OF AGREEMENT NOW, THEREFORE, in consideration of Ten Dollars ($10.00), in hand paid by Buyer to Seller, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller and Buyer hereby agree as follows: 1. Definitions and Exhibits. 1.1 Definitions. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows: “Agreement” shall mean this Agreement for Purchase and Sale of Property. “Business Day” shall mean a day other than a Saturday, Sunday or legal or bank holiday in either the State where any of the Land is located or of the Federal Government. “Closing” shall mean the closing and consummation of the purchase and sale of the Property pursuant to this Agreement. “Closing Date” shall mean the date on which the Closing occurs as provided in Section 9.1. “Deed” shall have that meaning set forth in Section 9.2.1.a. “Deposit” shall have that meaning set forth in Section 3.1. “Effective Date” shall mean December 30, 2024.

2 “Environmental Matter” shall mean any matter or circumstance related to (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage disposal or other handling of any Hazardous Substance, (iii) the placement of structures or materials into waters of the United States, (iv) above- ground or underground storage tanks used for the storage of petroleum, petroleum products, or Hazardous Substances, (v) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace, which matter or circumstance exists at the Property on or before the Closing Date. “Environmental Reports” shall mean existing environmental site assessments, remediation reports, tank removal reports and other reports (including, but not limited to, any soils and groundwater assessments and reports) for each Property, which are readily available in Seller’s possession and control and are less than three (3) years old or the most recent such report in Seller’s files. “Escrow Agent” shall mean First American Title Insurance Company, 666 Third Avenue, 5th Floor, New York, New York 10017, Attn: Zivile Giuliani, Telephone: (212) 850-0634, Email: zgiuliani@firstam.com, pursuant to the terms and conditions of the Escrow Agreement and Section 3. “Fixtures” shall mean, collectively, all machinery, equipment and systems necessary for the operation of the Improvements that are “fixtures” pursuant to applicable law, including, but not limited to electrical, plumbing, heating, ventilation and air-conditioning equipment, and fire sprinklers and fire suppression equipment (but specifically excluding any such items that are not “fixtures” pursuant to applicable law, and any trade fixtures, including, but not limited to, the “Tenant Property” listed on EXHIBIT G attached hereto and made a part hereof). “General Assignment” shall mean the Assignment of Warranties and Other Intangible Property in the form attached hereto as EXHIBIT E. “Governmental Requirements” shall mean any and all laws, rules and regulations of federal, state and local governmental authorities having jurisdiction over the applicable Property. “Hazardous Substances” shall mean any and all hazardous or toxic substances or wastes or constituents as those terms are defined by any applicable Hazardous Substance Law and petroleum, petroleum products, asbestos or any asbestos- containing materials, the group of organic compounds known as polychlorinated biphenyls (PCBs), flammables, explosives, radioactive materials, and chemicals known to cause cancer. “Hazardous Substance Law” shall mean any and all federal, state or local laws, rules, regulations, ordinances, agency or judicial orders and decrees, and agency agreements now and hereafter enacted or promulgated or otherwise in effect, relating to the protection of the environment, including, without limitation, the

3 Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. §6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§1251 et seq., the Clean Air Act, 42 U.S.C. §§7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. §§300f et seq., and all amendments, regulations, orders and decrees promulgated thereunder or pursuant thereto. “Improvements” shall collectively mean any buildings, structures and improvements located on the applicable Land. “Independent Consideration” shall have the meaning set forth in Section 3.3. “Inspection Date” shall mean the Inspection Date set forth in Section 7.3. “Intangible Personal Property” shall collectively mean, to the extent assignable, all intangible personal property, if any, owned by Seller and related exclusively to the applicable Real Property, including, without limitation: (i) any trade names associated with the Real Property other than MVB Bank or the names of any of Seller’s affiliated businesses; (ii) any plans and specifications and other architectural and engineering drawings for the Improvements; (iii) any Warranties; (iv) any Service Contracts and other contract rights related to the Property (but only to the extent Seller’s obligations thereunder are expressly assumed by Buyer pursuant to the General Assignment); and (v) any governmental permits, approvals and licenses (including any pending applications) necessary for the ownership of the Property, but excluding any licenses related to the conduct of Tenant’s business as a financial institution. “Land” shall mean, individually and collectively as the context may require, that certain real property or each of the real properties described in EXHIBIT A attached hereto and made a part hereof. “Leaseback Lease” shall have the meaning given such term in Section 5.6. “Mandatory Cure Items” shall mean any mortgage, deed of trust, lien, judgment or other monetary encumbrance of any nature encumbering the title to any of the Real Property and held by a person claiming through or under Seller. “Material Casualty” shall mean a casualty which (i) results in a cost of repair in excess of ten percent (10%) of the Purchase Price allocated to such Property as set forth on EXHIBIT A attached hereto in the estimate of a general contractor or architect reasonably selected by Seller and approved by Buyer; (ii) will take more than 6 months to repair (as reasonably estimated by a general contractor reasonably selected by Seller and approved by Buyer); (iii) results in Seller’s insurance

4 company failing to notify Buyer in writing that it acknowledges or will acknowledge prior to Closing Buyer as Seller’s assignee of the insurance proceeds; or (iv) is an uninsured or underinsured casualty. “Material Condemnation” shall mean a condemnation or threatened condemnation pursuant to which (i) any portion of the Property with a value equal to or greater than two percent (2%) of the Purchase Price allocated to such Property as set forth on EXHIBIT A attached hereto is taken or threatened to be taken; (ii) results or would result in the loss parking spaces serving the Real Property which would cause the Real Property to not have parking spaces sufficient to comply with applicable zoning (without taking into account any grandfathering in of the Real Property as a result of such condemnation); (iii) causes or would cause a material reduction in size of the Real Property or materially interferes with the use and operation of the Real Property; (iv) results or would result in the Property being in violation of any applicable Governmental Requirements; or (v) results or would result in access to the Property being materially impaired, as reasonably determined by Buyer. “OFAC” shall mean the Office of Foreign Assets Control, Department of the Treasury. “Permitted Title Exceptions” shall mean those matters affecting title to the applicable Land identified on EXHIBIT B attached hereto and by this reference made a part hereof. “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof). “Property” shall mean, individually and collectively as the context may require: (i) each of the Real Property; and (ii) all of Seller’s right, title and interest in and to the Intangible Personal Property with respect to each Real Property. “Proration Date” shall mean the effective date of the prorations provided in Section 4.2 hereof, which is 11:59 p.m. on the eve of the Closing Date. “Purchase Price” shall mean the purchase price for the Property described in Section 4 1. “Real Property” shall collectively mean, individually and collectively as the context may requires, each of the Land, together with:

5 (i) the Improvements on such Land; (ii) the Fixtures at such Land; (iii) all rights, benefits, privileges, easements, tenements, hereditaments, rights- of-way and other appurtenances thereon or in any way appertaining thereto, including all mineral rights, development rights, air and water rights; and (iv) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land. “Seller’s knowledge” or “to the knowledge of Seller” or words or phrases of similar import shall mean the current actual knowledge of the following individuals: Donald T. Robinson and Larry F. Mazza (the “Designated Individuals”). The Designated Individuals are the persons to whom information pertaining to the Seller’s representations and warranties set forth in this Agreement would reasonably be expected to be reported and who would generally be expected to have knowledge of the matters that are the subject of Seller’s representations and warranties herein. “Service Contracts” shall collectively mean contracts pertaining to the operation of the Property, including all management, leasing, service and maintenance agreements and equipment leases. “Survey” shall have that meaning set forth in Section 6. “Taxes” shall have that meaning set forth in Section 4.2. “Tenant Vacancy Condition” means that, subject only to the Leaseback Tenant’s continued occupancy under the Leaseback Lease, all existing leases and occupancy agreements affecting the Property have terminated by their terms, and all tenants, subtenants or occupants of the Property, whether permitted pursuant to this Agreement or resulting from a breach hereof, have (i) fully vacated the Property and removed all personal property and effects therefrom, and (ii) otherwise surrendered their respective premises in accordance with the terms and conditions set forth in any applicable leases or occupancy agreements. “Title Insurer” shall mean Escrow Agent. “Title Policy” shall have the meaning set forth in Section 7.4(b). “Warranties” shall have that meaning set forth in Section 8.1.r. 1.2 Exhibits; Schedules. All exhibits, schedules and other attachments hereto form an integral part of this Agreement, all of which are incorporated into this Agreement

6 as fully as if the contents thereof were set out in full herein at each point of reference thereto. EXHIBIT A Schedule of the Property; Property Legal Descriptions EXHIBIT B Permitted Title Exceptions EXHIBIT C List of Due Diligence Materials EXHIBIT D Terms of Escrow EXHIBIT E Assignment of Warranties and Other Intangible Property EXHIBIT F Affidavit of Non-Foreign Status EXHIBIT G Tenant Property EXHIBIT H KYC Application 2. Purchase and Sale. Subject to the provisions hereof, Seller agrees to sell, assign and convey to Buyer, and Buyer agrees to purchase the applicable Property from Seller. 3. Deposit. 3.1 Deposit. Within five (5) Business Days after the Effective Date, Buyer shall deposit with Escrow Agent the sum of $50,000.00 (the “Deposit”) as earnest money hereunder, which Deposit shall be allocated per Property as set forth on EXHIBIT A attached hereto. The Deposit, together with any interest or other income earned thereon (which shall be deemed part of the Deposit), shall be held and disbursed pursuant to this Agreement, including the terms of escrow on EXHIBIT D. 3.2 Disbursement. Whenever the Deposit or any applicable portion of the Deposit is by the terms hereof to be disbursed by Escrow Agent, Seller and Buyer agree promptly to execute and deliver such notices as necessary or, in the commercially reasonable opinion of Escrow Agent, appropriate to authorize Escrow Agent to make such disbursement. 3.3 Independent Consideration. One Hundred Dollars ($100.00) of the Deposit (“Independent Consideration”) shall be released by Escrow Agent to Seller within three (3) Business Days after receipt of the Deposit by Escrow Agent, which amount Seller and Buyer have bargained for and agreed to as independent and sufficient consideration for Seller’s execution and delivery of this Agreement. The Independent Consideration is non-refundable to Buyer under any and all circumstances, but applicable to the Purchase Price, and Seller shall retain the Independent Consideration upon any termination of this Agreement notwithstanding any other provision of this Agreement to the contrary. 4. Purchase Price and Prorations. 4.1 Purchase Price.

7 a. Purchase Price. The purchase price for the Property shall be $17,569,920.00 (the “Purchase Price”), which Purchase Price shall be allocated for each Property as set forth on EXHIBIT A attached hereto. b. Payment Mechanics. The Purchase Price, as adjusted by the prorations provided in Section 4.2 and as reduced by the Deposit (which, unless otherwise disbursed hereunder, shall be disbursed by Escrow Agent at the Closing to Seller as a portion of the Purchase Price) shall be paid by Buyer to Seller at the Closing in United States Dollars, by Federal Reserve System wire transfer or other immediately available funds acceptable to Seller. 4.2 Prorations. Items of expense relating to the Property that are typically prorated in real estate purchase and sale transactions (e.g., real property taxes and assessments, and utility charges) will be, as of Closing, paid directly by the Leaseback Tenant under the Leaseback Lease to the applicable taxing authority, service provider, utility provider or other third party (and not as a reimbursement to Buyer as landlord for expenses incurred), so such items of expense will not be prorated as of the Closing, as the terms of the Leaseback Lease will address the Leaseback Tenant’s payment of such expense items. 5. Title; Leaseback Lease. 5.1 Fee Simple Conveyance at Closing. Seller shall convey good, marketable and insurable fee simple title to the Land to Buyer free and clear of all liens and encumbrances, subject only to the Permitted Title Exceptions and any other matters of title to which Buyer shall expressly consent in writing pursuant hereto. 5.2 Review of Title Commitment. Buyer shall have until the Inspection Date by which to examine title to each of the Property, to obtain a title insurance commitment with respect to the applicable Property (the “Title Commitment”) from the Title Insurer, and to give written notice to Seller of any objections which Buyer may have with respect to each Property. a. Failure of Buyer to Object. If Buyer fails to give any notice to Seller by such date, Buyer shall be deemed to have waived such right to object to any title exceptions or defects set forth in the Title Commitment as of the expiration of the Inspection Date. b. Buyer Provides Objections. If Seller receives timely notice of Buyer’s objection to any title exceptions or defects, Seller will have no obligation to take any action to cure such title exceptions or defects (other the Mandatory Cure Items, which Seller must cure and satisfy in accordance with Section 5.4); provided that Seller will have the right and option to elect, within seven (7) days of Seller’s receipt of such written notice from Buyer, to cure or satisfy by the Closing, any such objection by Buyer (and, if Seller fails to provide a response to Buyer’s objections within such seven

8 (7) day period, Seller shall be deemed to have elected not to cure such exceptions or defects, other than Mandatory Cure Items). i. Seller Fails to Cure Objection. If Seller: (i) elects not to cure such objections; or (ii) elects to cure such objections (except that Seller must cure and satisfy the Mandatory Cure Items as required by Section 5.4) and such objection is not so timely and reasonably cured or satisfied or undertaken to be reasonably cured or satisfied by Seller, then Buyer shall, within seven (7) days thereafter, elect, by written notice given to Seller on or before such seventh (7th) day, either: 1. Terminate: to terminate this Agreement with respect to the applicable Property, in which case the applicable portion of the Deposit allocated to such Property, less the Independent Consideration, shall be returned to Buyer by Escrow Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or 2. Waive: to waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. 3. Failure to Elect: If Buyer fails to give Seller notice of its election by such time, it shall be deemed to have elected to waive its objections as provided in subparagraph (2) above. ii. Seller Cures Objection. If Seller does so reasonably cure or satisfy, or undertake to reasonably cure or satisfy, such objection, then this Agreement shall continue in full force and effect. iii. Waiver. Buyer shall have the right at any time prior to the termination of this Agreement to waive any objections that it may have made and, thereby, to preserve this Agreement in full force and effect. 5.3 Changes In Title. Buyer shall have the right to object to any change in title occurring after the effective date of the applicable Title Commitment and prior to the Closing, and if Seller elects to cure such objection and Seller cannot cure or satisfy any such objection (or any objection which Seller has previously undertaken to cure or satisfy) by the Closing or if Seller does not agree to cure such objection, Buyer may exercise the option set forth in clause 5.2(b)(i)(1) or 5.2(b)(i)(2) above. The foregoing election is intended to be in addition to Buyer’s remedies for Seller’s default hereunder, if such change in title constitutes a Seller default hereunder. 5.4 Mandatory Cure Items. Seller shall pay and cause to be released all Mandatory Cure Items at or before the Closing.

9 5.5 Time Periods. The Closing Date shall be automatically extended to allow all time periods in this Section 5 to run fully, provided, however in no event shall the Closing Date extend past December 31, 2024. 5.6 Leaseback Lease. Buyer will, concurrently with Closing, lease the Property back to Leaseback Tenant by execution and delivery of the lease in a form to be agreed upon by Seller, Buyer and Leaseback Tenant prior to the expiration of the Inspection Date, which Leaseback Lease shall provide for initial annual fixed rent for the Property (in the aggregate) of $1,537,368.00, and which obligations of Leaseback Tenant under the Leaseback Lease shall be guaranteed by MVB Financial Corp., a West Virginia corporation (the “Guarantor”) pursuant to form of guaranty to be attached to the Leaseback Lease (the “Lease Guaranty”). In the event that, despite using good faith efforts to negotiate the form of the Leaseback Lease and Lease Guaranty, the parties are unable to agree upon a form of Leaseback Lease and Lease Guaranty prior to the expiration of the Inspection Date, Buyer or Seller may terminate this Agreement by providing written notice to Seller on or prior to the expiration of the Inspection Date in accordance with Section 7.3 of this Agreement. 6. Survey. 6.1 Survey. Buyer may obtain a survey of each Property (the “Survey”). 6.2 Buyer Objections. Any matters shown on the applicable Survey and objected to by Buyer by the Inspection Date shall be additional title objections, as to which the obligations and rights of Buyer and Seller shall be the same as provided in Section 5 above. 7. Buyer’s Inspection. 7.1 Physical Inspection. a. Inspection Right. Buyer and its agents, employees, representatives and independent contractors may enter upon the Property for the purpose of making such surveys, soil tests, borings, percolation tests, inspections, examinations, and studies (collectively, “Inspections”) as are reasonably necessary to evaluate and study the Property as contemplated herein. Seller agrees that Buyer shall have until the Closing Date in which to conduct all such Inspections, but that Buyer’s right to terminate this Agreement based thereon shall be limited as provided in Section 7.3 and Section 7.4 below. b. Inspection Indemnity. Buyer shall: (a) be responsible for remedying any damage caused by Buyer in order to restore the Property to substantially the same condition as existed prior to such Inspections and (b) indemnify, defend and hold Seller harmless from any and all claims, liabilities, costs or expenses (“Claims”) arising out of such Inspections of and entries onto the Property,

10 including personal injury and property damage to the extent caused by Buyer, its agents, employees and consultants. c. Carveout to Inspection Indemnity. Notwithstanding the foregoing, in no event shall Buyer be liable to or be obligated to indemnify Seller under Section 7.1(b) for (i) the mere discovery of pre-existing conditions at the Property or (ii) the negligence or willful misconduct of Seller or any agents, employees, consultants or contractors thereof. 7.2 Document Inspection. Seller represents and warrants that it has delivered to Buyer true, correct and complete copies of each of the documents or materials listed on EXHIBIT C attached hereto to the extent in Seller’s possession or reasonable control. 7.3 Inspection Period. a. Inspection Date; Termination Right. Notwithstanding Buyer’s right of inspection contained in Section 7.1 above, Buyer shall have until the date that is thirty (30) days after the Effective Date (the “Inspection Date”) to terminate this Agreement with respect to any or all of the Property, by written notice to Seller, in its sole and absolute discretion. Buyer shall have the one time right to extend the Inspection Date by a period of up to ten (10) days by providing written notice to Seller prior to the expiration of the initial Inspection Date. b. Seller Cooperation. Seller agrees to cooperate reasonably with Buyer’s investigations. c. Exercise of Termination Right. If, on or before the Inspection Date, Buyer gives Seller written notice that Buyer has elected to terminate this Agreement pursuant to this Section 7.3, then this Agreement shall terminate solely with respect to the Property identified in Buyer’s termination notice with such termination to be effective as of the date such notice is given to Seller, in which event the applicable portion of the Deposit allocated to such terminated Property, less the Independent Consideration, shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder with respect to such terminated Property, except for those which expressly survive any such termination. d. Waiver of Termination Right. If Buyer fails to give Seller written notice, not later than the Inspection Date, that Buyer has elected to terminate this Agreement with respect to any or all Property pursuant to this Section 7.3, then this Agreement shall remain in full force with respect to all Property and effect in accordance with its terms. 7.4 Conditions Precedent. In addition to other conditions in this Agreement, Buyer’s obligation to purchase each Property shall be contingent upon the following conditions precedent:

11 a. Adverse Conditions. There shall be no material adverse change in the condition of or affecting the Property not caused by Buyer between the time of Buyer’s inspection of the Property prior to the Inspection Date and the Closing Date, including, but not limited to: (i) environmental contamination; and (ii) loss of access; b. Title Insurance. The willingness of Title Insurer to issue, on the Closing Date, upon the sole condition of the payment of an amount no greater than its regularly scheduled premium, its extended coverage ALTA form owner’s policy of title insurance, with such available endorsements as Buyer may elect to obtain, insuring in the amount of the Purchase Price applicable to such Property that title to the Property is vested of record in Buyer on the Closing Date, subject only to the Permitted Title Exceptions (the “Title Policy”); and c. Representations and Warranties. Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the Effective Date and the Closing Date. d. KYC Requirement. Seller shall have truthfully and accurately completed and delivered to Buyer the “know your customer” application form attached hereto as EXHIBIT H (the “KYC Application”) no less than seven (7) days prior to the Closing, and Seller satisfactorily completes Buyer’s customary Know Your Customer background check, with Buyer acting reasonably. e. Compliance with Agreement. Seller must have materially performed all obligations and complied with all covenants required in this Agreement to be performed or complied with by it prior to or at Closing. f. Tenant Vacancy Condition. The Tenant Vacancy Condition shall be satisfied. 7.5 Failure of Conditions Precedent. If any of the conditions precedent set forth in Section 7.4 is not satisfied or waived in writing by Buyer, Buyer may, but shall not be obligated to, elect, at its option, by notice to Seller, either to: (a) terminate this Agreement with respect to any or all Property, in which event the applicable portion of the Deposit allocated to such terminated Property shall be returned to Buyer, and the parties hereto shall have no further rights or obligations hereunder, except for those which expressly survive such termination; or (b) close without regard to the failure of such condition. The foregoing election is not intended to be in derogation of, but shall be in addition to, Buyer’s remedies for Seller’s default hereunder, and does not negate, modify or amend the representations, warranties or post-closing covenants of Seller contained herein, which representations, warranties and post- closing covenants shall survive the Closing as herein provided.

12 8. Representations and Warranties. 8.1 Representations and Warranties. As of the date hereof and as of the Closing, Seller hereby represents and warrants to Buyer as follows: a. No Litigation. To Seller’s knowledge, there are not any pending or threatened disputes, violations, actions or proceedings by any person, entity or governmental agency against Seller with respect to the Property or against the Property (or any portion thereof). b. Organization and Authority. Seller: (i) is a banking corporation duly formed, validly existing and in good standing under the laws of West Virginia, and qualified to do business in each State in which the Property is located; (ii) has obtained all requisite authorizations and consents to enter into this Agreement with Buyer and to consummate the transactions contemplated hereby; and (iii) certifies that the individuals executing this Agreement and the documents executed in furtherance of this Agreement have the full right and authority to bind Seller under the terms and conditions stated herein. c. Title. Seller has good, insurable and marketable fee simple title to the Property, free and clear of all liens and encumbrances, other than the Permitted Title Exceptions and none of the Property will be subject to any assignment to, or any superior possessory rights in, any third party. d. Undisclosed Agreements and Liabilities. Other than as expressly set forth in this Agreement or otherwise disclosed in writing to Buyer pursuant to this Agreement, to Seller’s knowledge, there are no undisclosed liabilities or agreements affecting the Property or Seller, in its capacity as owner of the Property. e. Taxes and Assessments. i. No Special Assessments: To Seller’s knowledge the Property is not subject to or affected by any special assessment for public improvements or otherwise, whether or not presently a lien upon the Property. ii. No Commitments: Seller has made no commitment to any person or entity relating to the Property which would impose an obligation upon Seller or its successors to make any contributions or dedications of money or land, or to construct, install or maintain any improvements as part of the Property or upon separate lands. iii. No Special Fees or Contributions: To Seller’s knowledge, no governmental authority has imposed any requirement that Seller pay, directly or indirectly, or incur any expenses or obligations in connection with the development of the

13 Property or any portion thereof, other than any nondiscriminatory real property taxes assessed against the Property. iv. Separately Assessed: Each Property is separately assessed for real property tax assessment purposes. v. No Reassessment: Seller has received no notice of any contemplated or actual reassessment of the Property (other than typical annual reassessments pursuant to local law) or any portion thereof for general real estate tax purposes. vi. Taxes and Assessments Paid: All due and payable taxes, assessments, water charges and sewer charges affecting the Property have been paid. vii. Tax Appeals. There is no ongoing appeal with respect to taxes or special assessments on the Real Property for any year, and any consultants engaged with respect to taxes or special assessments on the Property have been paid in full. f. No Rights to Purchase. No Person, other than Buyer, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Property. g. Environmental Matters. i. No Hazardous Substances: Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property by Seller or, to Seller’s knowledge, by any predecessor-in-title or agent or contractor of Seller or by any other Person at any time other than di minimis amounts (i.e. cleaning products) or in accordance with Hazardous Substance Law. ii. No Violations: To Seller’s knowledge, the Property is not in violation of any Hazardous Substance Laws or any other Governmental Requirements. iii. No Claims or Actions: Seller has received no written nor to Seller’s knowledge oral notice or other communication of pending or threatened claims or investigations against Seller, the Property or any occupant of the Property related to alleged or actual violations of Hazardous Substance Laws. iv. No Notifications: No notification of release of a Hazardous Substance has been filed as to the Property, nor, to Seller’s knowledge, is the Property or any property in the immediate vicinity of the Property listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or on any other Federal or state list of Hazardous Substance sites requiring investigation or cleanup.

14 v. No Storage Tanks: To Seller’s knowledge, there are no above-ground or underground tanks or any other underground hazardous substance storage facilities located on the Property. h. Subdivision. Each Property constitutes a separately subdivided, legally distinct parcel of land and Seller has complied with all applicable laws affecting the Property which relate to such subdivision. i. No Condemnation. There is no pending or, to Seller’s knowledge, threatened condemnation or similar proceeding affecting all or any portion of the Property; To Seller’s knowledge, no such proceeding is contemplated. j. Covenants, Conditions, Restrictions or Easements. There is no default or breach by Seller nor, to Seller’s knowledge, any other party thereto, under any covenants, rights of way or easements which may affect the Property which are to be performed or complied with by the owner of the Property, and no condition or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a default or breach by Seller nor, to Seller’s knowledge, any other party thereto, under any such covenants, rights-of-way or easements. k. No Bankruptcy. Neither Seller, nor Guarantor, is party to any proceedings in bankruptcy or similar proceedings under the Federal bankruptcy laws or under any state laws relating to the protection of debtors, or subject to any general assignment for the benefit of the creditors, and, to Seller’s knowledge, no such action has been threatened. l. Leases. There are no tenants of the Property and no person or entity now has, or at the time of Closing will have, any possessory interest in the Property, under a lease or otherwise, except for (i) Seller whose total interest in the Property will be transferred to Buyer at Closing; and (ii) Leaseback Tenant’s continued occupancy under the Leaseback Lease. m. Non-Foreign Status; Withholding. Seller is not a “foreign person” as that term is defined in the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto. Seller’s sale of the Property is not subject to any Federal, state or local withholding obligation of Buyer under the tax laws applicable to Seller or the Property. n. Intentionally omitted. o. Service Contracts. No Service Contracts will be binding upon Buyer or the Property at Closing and Seller (or Leaseback Tenant) will retain all obligations and liabilities under any Service Contracts as tenant under the Leaseback Lease.

15 p. OFAC. Neither Seller nor, to Seller’s actual knowledge, any individual having a beneficial interest in Seller is a Person described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated with any such Persons. q. Banking Regulations. Seller represents and warrants that Seller has independently verified that the transaction contemplated by this Agreement complies with all regulations applicable to the Seller’s business, including without limitation any regulations applicable to the sale of the Property by Seller and subsequent leaseback of the Property by Leaseback Tenant (collectively, the “Sale-Leaseback Regulations”). Seller has obtained all required regulatory approvals as may be necessary or appropriate in connection with the transaction contemplated by this Agreement, and Seller is entering the transaction contemplated by this Agreement solely relying on, and after full review of, their own due diligence and not on the basis of any statement made by Buyer or Buyer Indemnitees (defined below). Neither Buyer nor any Buyer Indemnitees has made any representation or warranty to Seller as it relates to the Sale-Leaseback Regulations or the compliance of this transaction with any of the Sale-Leaseback Regulations. To the fullest extent permitted by applicable law, Seller shall indemnify and hold harmless Buyer and the Buyer Indemnitees from and against any and all claims, losses, damages, expenses and other liabilities arising with respect to the Sale-Leaseback Regulations (collectively referred to as “Regulatory Claims” and individually as a “Regulatory Claim”), including, as incurred, attorneys’ fees, that any of the Buyer Indemnitees may incur that arise out of or in connection with the Seller’s breach of any representation, warranty or other obligation in this Section 8.1.q. of this Agreement. The Buyer Indemnitees shall promptly notify Seller of any Regulatory Claim filed against Buyer or any Buyer Indemnitees, and Seller shall defend the Buyer Indemnitees, at the request of any one or more of the Buyer Indemnitees, with counsel reasonably satisfactory to the Buyer Indemnitees making the request. The indemnity in this Section 8.1.q shall survive Closing and any termination of this Agreement. r. Warranties. To Seller’s knowledge, true and correct copies of any existing warranties or guaranties issued in connection with the development, construction, operation, maintenance or repair of the Property, and any amendments or modifications thereto which remain in effect as of the date hereof (collectively, “Warranties”) have been delivered to Buyer. 8.2 Survival. The foregoing representations are true, correct and complete, and the foregoing warranties are binding on Seller, as of the date hereof, and shall be true and correct, as the case may be, and deemed to have been reaffirmed and restated by Seller as of the date and time of the Closing, shall survive the Closing for the period set forth in Section 32 and shall not be deemed merged into any instrument of conveyance delivered at the Closing, and shall inure to the benefit of and be enforceable by Buyer, its successors and assigns.

16 9. Closing. 9.1 Time and Place. Provided that all of the conditions set forth in this Agreement are fully satisfied or performed, the Closing shall be conducted by escrow through Escrow Agent, commencing at 10:00 a.m. Eastern Time, on the date that is mutually acceptable to Buyer and Seller but in no event more than fifteen (15) days after the expiration of the Inspection Date and in no event after December 31, 2024 (the “Closing Date”), unless the Closing Date is postponed pursuant to the express terms of this Agreement or as otherwise agreed by Seller and Buyer in writing. Seller and Buyer may agree in writing to conduct the Closing on an earlier date. 9.2 Closing Deliverables. 9.2.1 Deliveries by Seller. As a condition precedent to Buyer’s delivery to Seller of the Purchase Price, Seller shall deliver the following documents to Escrow Agent on the Business Day preceding the Closing Date (all of which shall be duly executed by Seller and witnessed and notarized where required, and which Buyer agrees to execute where required): a. Deed(s): a special warranty deed (or the local equivalent thereof) with respect to each Property, containing a limited warranty of title in form reasonably acceptable to Buyer, conveying to Buyer all of Seller’s right, title and interest in and to each Property, subject only to the Permitted Title Exceptions and such other matters as are permitted by Section 5 hereof; b. General Assignment. The General Assignment; c. Non-Foreign Certificate: A Certificate and Affidavit of Non-Foreign Status, in the form attached as EXHIBIT F hereto and by this reference made a part hereof; d. Leaseback Lease and Lease Guaranty. The Leaseback Lease signed by Leaseback Tenant and the Lease Guaranty signed by Guarantor. e. Affidavit of Title: An affidavit of title in the form required by the Title Insurer in order to issue its extended coverage owner’s policy of title insurance without exception for mechanic’s, materialmen’s or other statutory liens, for unrecorded easements or for other rights of parties in possession, and subject only to the Permitted Exceptions; f. Authority: Such evidence as Title Insurer shall reasonably require as to the authority of the parties acting on behalf of Seller to enter into this Agreement and to discharge the obligations of Seller pursuant hereto; g. Reaffirmation of Representations and Warranties: A certificate of Seller, dated as of the Closing Date, reaffirming that all representations and warranties of Seller

17 under this Agreement are true, correct and complete as of the Closing Date and that there has occurred no default or breach, nor any event which, with the giving of notice or the passage of time, or both, would constitute a default or breach by Seller under this Agreement; h. Closing Statement: A Closing settlement statement; i. [Intentionally omitted]; and j. Other Transfer Tax Documents: Such other property transfer tax returns, affidavits, declarations or forms, if any, sufficient to comply with Governmental Requirements of the jurisdiction in which the Property is located; and k. Further Documentation: Such further instructions, documents and information as Buyer or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement, including any payoff letter or release from Seller’s existing lender required for the Title Insurer to issue the Title Policy without exception for monetary liens as required by Section 5 and Section 7.4(b) above. 9.2.2 Deliveries by Buyer. Not later than the Closing Date, Buyer shall deposit with the Escrow Agent, in good funds immediately available, the Purchase Price less the Deposit, and subject to any prorations and credits required by this Agreement. 9.3 Costs. At the Closing: a. Transfer Taxes: Seller shall pay any and all transfer taxes, sales taxes, and realty transfer fees incident to the conveyance of title to the Property to Buyer, if applicable, as well as any taxes in connection with the Lease; b. Recording Costs: Seller shall pay the cost of recording the Deed; c. Title Insurance Costs: Seller shall pay the cost of the title/search exam fees to prepare the Title Commitment, the basic and extended owner’s coverage under the Title Policy issued by the Title Insurer, and the costs of any endorsements to such Title Policy; d. Financing Costs: Buyer shall pay any mortgage recording or intangibles tax and all other taxes, costs, fees or expenses relating to Buyer’s financing of the Property; e. Diligence Reports: Seller shall pay the costs of the Survey, any zoning reports, any property condition reports, any Phase I environmental assessments and any Phase II environmental assessments (if required), any seismic reports or studies, and any appraisal reports obtained by Buyer with respect to each Property for which Closing occurs (it being agreed that Buyer may order any or all of such reports directly from

18 the applicable vendors selected by Buyer). Buyer shall pay the costs of all such items and reports for any of the Property for which Closing does not occur hereunder; f. Escrow/Closing Fees: Any escrow/closing fees charged by the Title Insurer shall be split evenly by Buyer and Seller; and g. Other Costs: Except as otherwise set forth in this Agreement, Seller and Buyer shall pay their own respective costs incurred with respect to the consummation of the purchase and sale of the Property as contemplated herein, including, without limitation, attorneys’ fees. 10. Default and Remedies. 10.1 Seller’s Default. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE TO SELLER’S DEFAULT UNDER THIS AGREEMENT, THEN BUYER MAY ELECT, AS BUYER’S SOLE AND EXCLUSIVE REMEDIES, EITHER TO: (a) Terminate: TERMINATE THIS AGREEMENT, IN WHICH CASE ESCROW AGENT SHALL RETURN THE DEPOSIT TO BUYER, RECOVER FROM SELLER AN AMOUNT OF MONEY EQUAL TO THE ACTUAL OUT-OF-POCKET EXPENSES ACTUALLY INCURRED BY BUYER IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, THE “PURSUIT COSTS”), AND, AFTER RECEIPT BY BUYER OF THE DEPOSIT AND REIMBURSEMENT FROM SELLER FOR THE PURSUIT COSTS, NEITHER PARTY HERETO SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT THOSE OBLIGATIONS WHICH EXPRESSLY SURVIVE TERMINATION; OR (b) [Intentionally omitted]; OR (c) Intentional Acts of Seller. IF SELLER SELLS OR OTHERWISE TRANSFERS TITLE TO ANY OF THE PROPERTY TO A BONA FIDE PURCHASER OR OTHER TRANSFEREE WITHOUT KNOWLEDGE OF THIS AGREEMENT WHILE THIS AGREEMENT REMAINS IN FULL FORCE AND EFFECT, ANY SUCH ACTION WILL CONSTITUTE A WILLFUL AND INTENTIONAL BREACH OF THIS AGREEMENT AND BUYER WILL, ACCORDINGLY, ONLY IN THAT CIRCUMSTANCE BE ENTITLED TO PURSUE ALL REMEDIES AVAILABLE TO BUYER AT LAW OR IN EQUITY. (d) Pursuit Costs. IF BUYER BECOMES ENTITLED TO REIMBURSEMENT OF PURSUIT COSTS, BUYER WILL DELIVER WRITTEN NOTICE TO SELLER, WHICH NOTICE SHALL SPECIFY THE AMOUNT OF

19 PURSUIT COSTS DUE AND ENCLOSE REASONABLE SUPPORTING DOCUMENTATION FOR EACH COMPONENT OF THE AMOUNT CLAIMED TO BE DUE. PAYMENT WILL BE DUE FROM SELLER WITHIN THIRTY (30) DAYS AFTER RECEIPT OF ANY SUCH WRITTEN NOTICE FROM BUYER. (e) No Other Remedies. BUYER SHALL NOT HAVE ANY OTHER RIGHTS OR REMEDIES HEREUNDER AS A RESULT OF ANY DEFAULT BY SELLER PRIOR TO CLOSING, AND BUYER HEREBY WAIVES ANY OTHER SUCH REMEDY AS A RESULT OF A DEFAULT HEREUNDER BY SELLER. 10.2 Buyer Default. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. 10.3 Determination of Seller Damages. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT PRIOR TO CLOSING, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. 10.4 Agreement of Parties. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. 10.5 Confirmation. EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER’S OBLIGATIONS UNDER SECTION 7.1.b. AND SECTION 15 OF THIS AGREEMENT. 10.6 Seller’s Misrepresentation or Breach of Warranty. In the event that Buyer first discovers after the Closing that any representation, warranty or covenant contained herein was untrue or breached, as the case may be, as of the Closing Date, or if Buyer chooses to enforce any surviving indemnification set forth herein, Buyer shall be entitled to all remedies provided for herein or otherwise available to Buyer at law or in equity. 10.7 Notice and Cure for Buyer. Buyer shall not be in default under this Agreement unless and until Seller has first given to Buyer written notice of the alleged default, specifying the alleged default in reasonable detail, and 5 Business Days elapse without appropriate curative action by Buyer; provided that no such notice is required for a failure by Buyer to tender performance at Closing.

20 10.8 Notice and Cure for Seller. Seller shall not be in default under this Agreement unless and until Buyer has first given to Seller written notice of the alleged default, specifying the alleged default in reasonable detail, and 5 Business Days elapse without appropriate curative action by Seller; provided that no such notice is required for a failure by Seller to tender performance at Closing. 11. Maintenance of Improvements and Operation of Property. (a) Insurance. Seller agrees to keep in effect until the Closing all insurance coverage which is in effect on the Effective Date. (b) Maintenance. Seller shall maintain all Improvements in the condition existing on the Effective Date (ordinary wear and tear, casualty and condemnation excepted). (c) Operation. Seller shall operate and manage the Property in a manner consistent with Seller’s practices in effect prior to the Effective Date. (d) Tenant Vacancy Condition. Seller covenants and agrees to cause the Tenant Vacancy Condition to be satisfied by the Closing Date, and will be responsible for all fees and costs in order to effectuate same. Seller will keep the Buyer reasonably apprised of the status of the Tenant Vacancy Condition upon Buyer’s request. (e) Service Contracts. Seller will not, so long as this Agreement remains in effect, enter into any Service Contracts of any nature which will be binding on Buyer or the Property from and after Closing. (f) No New Encumbrances. From and after the Effective Date until the date and time of the Closing, Seller shall not convey any portion of the Property or any rights therein, or enter into any conveyance, security document, easement or other agreement, or amend any existing agreement, granting to any Person (other than Buyer) any rights with respect to the Property or any part thereof or any interest whatsoever therein, without Buyer’s prior written consent. 12. Casualty/Condemnation. 12.1. Minor Loss. Subject to the terms and conditions of this Agreement, Buyer shall be bound to purchase the applicable Property for the allocated Purchase Price, without regard to the effect of any damage to the Property or condemnation of any portion of the Property, provided that in the case of a casualty, the casualty is not a Material Casualty, or in the case of a condemnation or threatened condemnation, the condemnation or threatened condemnation is not a Material Condemnation. 12.2 Material Casualty/Condemnation. In the event of a Material Casualty or a Material Condemnation, Buyer may, at its option to be exercised within fifteen (15) Business Days after receipt of notice of the occurrence of the damage or the actual or threatened commencement of condemnation proceedings, either terminate this Agreement with

21 respect to the affected Property or consummate the purchase for the full Purchase Price allocated to such Property as required by the terms hereof. (a) Buyer Elects to Terminate. If Buyer elects to terminate this Agreement with respect to the affected Property by delivering written notice thereof to Seller, then this Agreement shall terminate with respect to the affected property, the applicable portion of the Deposit allocated to such terminated Property shall be returned to Buyer and neither party shall have any further rights or obligations hereunder with respect to the terminated Property, except for those which expressly survive any such termination. (b) Buyer Does Not Elect to Terminate. If Buyer elects to proceed with the purchase or fails to give Seller notice within such fifteen (15) Business Day period that Buyer elects to terminate this Agreement, then this Agreement shall remain in full force and effect with respect to the affected Property. 12.3 Awards and Proceeds. (a) Credit - Condemnation. Upon the Closing, if Buyer is not entitled to or elects not to terminate this Agreement pursuant to Section 12.1 and Section 12.2 above due to a condemnation, there shall be a credit against the Purchase Price due hereunder equal to the amount of any condemnation awards collected by Seller as a result of any such condemnation, less any reasonable sums expended by Seller toward the collection of such awards and to restoration of the Property (the nature of which restoration, but not the right of Seller to effect such restoration, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed). (b) Credit – Casualty. Upon the Closing, if Buyer is not entitled to or elects not to terminate this Agreement pursuant to Section 12.1 and Section 12.2 above due to a casualty event, Seller shall be entitled to the insurance proceeds and Seller shall have the obligation to restore the affected Property, which such repair plans shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed. (c) Assignment. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for any reasonable sums expended to collect such proceeds or awards and/or to repair or restore the Property. 13. Assignment. 13.1 Assignment by Buyer. Buyer may freely assign this Agreement to any entity owned or controlled by Fortress Net Lease REIT, without the consent of or prior notice to Seller.

22 13.2 Assignment by Seller. From and after the Effective Date, Seller shall not, without the prior written consent of Buyer, which consent Buyer may withhold in its sole discretion, assign, transfer, convey, hypothecate or otherwise dispose of all or any part of its right, title and interest in the Property. 14. Buyer’s Representation and Warranty. 14.1 Organization and Authority. Buyer does hereby represent and warrant to Seller that (a) it is duly organized, validly existing and in good standing under the laws of the State of its formation; (b) it has all requisite authorizations to enter into this Agreement with Seller and to consummate the transactions contemplated hereby; and (c) the parties executing this Agreement on behalf of Buyer are duly authorized to so do. 14.2 OFAC. Buyer does hereby represent and warrant to Seller that neither Buyer nor, to Buyer’s actual knowledge, any individual having a beneficial interest in Buyer is a Person described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated with any such Persons. 15. Broker and Broker’s Commission. Buyer and Seller each warrant and represent to the other that such party has not and will not employ a real estate broker or agent in connection with the transaction contemplated hereby. Each party agrees to indemnify and hold the other harmless from any loss or cost, including reasonable attorney’s fees actually incurred, suffered or incurred by it as a result of the other’s representation herein being untrue. The foregoing indemnities will survive Closing. 16. Notices. 16.1 Form of Notice. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by (a) hand, (b) nationally-recognized overnight express delivery service, or (c) by e-mail of a letter in “pdf” format to the addresses set out below: SELLER: MVB Bank, Inc. c/o MVB Financial Corp. 3000 Swiss Pine Way Morgantown, WV 26501 Attn: Donald T. Robinson Email: drobinson@mvbbanking.com

23 With a copy to: Squire Patton Boggs (US) LLP 777 S. Harbour Island Blvd., Suite 420 Tampa, Florida 33602 Attn: Stacy H. Krumin Email: stacy.krumin@squirepb.com BUYER: MountainSeed Real Estate Services, LLC 2100 Powers Ferry Road, Suite 410 Atlanta, Georgia 30339 Attn: Dan Wharton, General Counsel Email: dwharton@mountainseed.com With a copy to: Dain, Torpy, Le Ray, Wiest & Garner, P.C. 175 Federal Street, 15th Floor Boston, Massachusetts 02110 Attn: Timothy Pecci Telephone: (617) 542-4854 Email: tpecci@daintorpy.com ESCROW AGENT: First American Title Insurance Company 666 Third Avenue, 5th Floor New York, New York 10017 Attn: Zivile Giuliani Telephone: (212) 850-0634 Email: zgiuliani@firstam.com 16.2 Effective Date of Notice. Any notice shall be given: (a) on the date of delivery, if delivered by hand; (b) on the date placed in the possession of an overnight express delivery service; or (c) on the date of transmission, if sent by email in portable document format; provided, that any time period allowed by this Agreement for a response to any notice so given, will not commence until receipt of the notice given. 16.3 Deemed Receipt. Refusal to accept delivery or inability to make delivery because of a change of address as to which no timely prior notice was given will conclusively constitute receipt of the notice given. 16.4 Change of Address. Either Seller or Buyer may change its address for notice to another address in the continental United States by giving written notice to the other not less than ten (10) calendar days prior to the effective date of the change of address.

24 17. Governing Law. This Agreement shall be construed and interpreted under the laws of the State in which the Land is located. 18. Construction. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof. 19. No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof. 20. Entire Agreement. This Agreement and the documents incorporated herein by reference contain the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect. 21. Binding Effect. Subject to Section 13, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. In entering this Agreement and the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease), Seller is relying upon the advice of its own legal, tax, appraisal, valuation, and accounting professionals and acknowledges and agrees that none of Buyer, Buyer’s assignee pursuant to Section 13.1, any affiliate of Buyer or such assignee, or the legal counsel of any such Person (collectively, the “Buyer/Assignee Parties”), has provided Seller with any accounting, tax, appraisal, valuation, or legal advice in connection with this Agreement or the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease). While Buyer may have provided illustrative models to Seller, none of the Buyer/Assignee Parties have provided advice to Seller regarding the advisability of entering into the Agreement (or the Leaseback Lease). The Buyer/Assignee Parties have encouraged Seller to engage its own accounting, tax, appraisal, valuation, and legal professionals in connection with this Agreement and the transactions contemplated by this Agreement (including without limitation, entering the Leaseback Lease), and Seller has engaged such professionals as Seller has deemed appropriate for this transaction in Seller’s reasonable business judgment. In no event shall Seller be entitled to rely upon accounting, tax or legal advice from any of the Buyer/Assignee Parties. 22. Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought. 23. Possession. Possession of the Property shall be granted by Seller to Buyer no later than the Closing Date, subject to the Permitted Title Exceptions.

25 24. Date For Performance. If the time period or date by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a non-Business day, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day. 25. Recording. Seller and Buyer agree that they will not record this Agreement. Seller and Buyer agree, upon request of Buyer, to execute and record a memorandum of this Agreement within 3 days after Buyer’s request therefor, on a form reasonably acceptable to the parties. 26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument. Electronic or facsimile signatures shall have the same force and effect as original signatures. 27. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision. 28. Time of Essence. Time is of the essence of this Agreement. 29. Tax Free Exchange Notwithstanding any terms to the contrary in the Agreement, either party shall have the right to transfer the Property in a manner qualifying the sale as part of a tax deferred exchange pursuant to the provisions of Section 1031 of the Internal revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder (hereinafter referred to as an “Exchange”). In the event that a party enters into an Exchange, (i) the other party shall consent to the assignment of the proceeds of this Agreement to a qualified “intermediary”; (ii) Buyer shall pay the Purchase Price to the intermediary; and (iii) the other party shall cooperate with respect to the Exchange, including the execution and delivery of any documents necessary to qualify the sale of the Property for the like-kind exchange treatment under the Code and the Treasury Regulations promulgated thereunder. The foregoing agreements are made on condition that (i) the cooperating party incurs no additional cost or expense in connection with the Exchange; (ii) the Exchange shall in no way affect the rights of the cooperating party under any other paragraph of the Agreement; and (iii) the cooperating party shall not be required to acquire title to any other real estate property in connection with the Exchange. 30. Intentionally Omitted.

26 31. Exclusivity. So long as this Agreement remains in effect, Seller shall not, directly or indirectly, list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, enter into any contracts or agreements (whether binding or not) regarding any disposition of the Property or take any action to encourage or facilitate any of the foregoing or the making of any proposals or inquiries that may reasonably be expected to lead to any of the foregoing. 32. Survival. No representations, warranties, covenants or agreements of Seller or Buyer contained herein shall survive the Closing or the earlier termination of this Agreement, except as expressly provided in this Agreement. The representations, warranties, covenants and/or agreements of Seller and Buyer, as applicable, contained in following Sections or provisions shall survive (i) the Closing for a period of twelve (12) months unless a limited period of survival is established therefor: Section 4.2, Section 8.1, and Section 14; (ii) the earlier termination of this Agreement for a period of 1 year: Section 7.1(b); and (iii) the Closing or, as applicable, the earlier termination of this Agreement for a period of 1 year: Section 15. [END OF AGREEMENT – SIGNATURES APPEAR ON FOLLOWING PAGE]

A-1 EXHIBIT A SCHEDULE OF PROPERTY AND DESCRIPTION OF LAND Address City State Purchase Price Deposit Allocation 301 Virginia Ave. Fairmont WV $5,765,760 $16,408.04 10 Sterling Dr. Sabraton WV $3,273,120 $9,314.56 100 NASA Blvd. Fairmont WV $2,771,040 $7,885.75 1000 Johnson Ave. Bridgeport WV $5,760,000 $16,391.65 TOTAL $17,569,920 $50,000.00 [LEGAL DESCRIPTIONS TO BE INSERTED IF AVAILABLE FROM SELLER]

B-1 EXHIBIT B PERMITTED TITLE EXCEPTIONS 1 Taxes and assessments for the year in which the Closing occurs and subsequent years. 2. Such state of facts which would be shown by a current survey of the Property and not timely objected to by Buyer pursuant to this Agreement. 3. Other title exceptions listed in Buyer’s Title Commitment and not timely objected to by Buyer pursuant to this Agreement. 4. The Leaseback Lease.

C-1 EXHIBIT C LIST OF DUE DILIGENCE MATERIALS 1. Site and Ownership Documents a. Seller’s Title Policy (together with listed exceptions) b. ALTA/ASCM “As-Built” Survey (to be provided at Seller’s expense), together with any other surveys of Property in Seller’s possession or control c. Agreements binding or encumbering the property, including documents containing restrictive covenants or easements d. Site reports (Environmental Reports, geotechnical, engineering, seismic and similar reports) e. Schedule of any litigation or material disputes affecting the property (including settled or adjudicated matters) in the trailing 5 year period f. Owner’s Association Documents (bylaws, ARC approval and similar) g. Written notices from any governmental or quasi-governmental authority of a violation of any law or regulation with respect to the Property (or any portion thereof) which remains uncured or with respect to the exercise by such authority of the right of condemnation or eminent domain. 2. Building Documents a. Plans and Specifications (civil drawings, electrical plans, plumbing plans, fire sprinkler plans, structural plans and similar) b. Warranty agreements c. Service Contract d. Building Inspection Reports e. Building O&M Manual f. Utilities Bills for trailing 3 month period (with evidence of payment) g. Equipment maintenance records h. Schedule of personal property i. Building Permits, Certificates of Completion or similar j. Evidence of Zoning Compliance k. Building Insurance Certificates, copies of insurance policies (redacted if necessary), and schedule of claims for trailing 3 year period. 3. Financial Documents a. Property tax bills for trailing 3 year period (with evidence of payment) b. Statement of assessed value c. Schedule of capital expenditures for trailing 3 year period d. Monthly operating statements for trailing 12 month period e. Annual operating statements for trailing 3 year period

D-1 EXHIBIT D TERMS OF ESCROW 1. DEPOSITS OF FUNDS. All checks, money orders or drafts will be processed for collection in the normal course of business. Escrow Agent may initially deposit such funds in its custodial or escrow accounts which may result in the funds being commingled with escrow funds of others for a time; however, as soon as the Deposit has been credited as collected funds to Escrow Agent’s account, then Escrow Agent shall immediately deposit the Deposit into an interest bearing account with any reputable trust company, bank, savings bank, savings association, or other financial services entity approved by Seller and Buyer. Deposits held by Escrow Agent shall be subject to the provisions of applicable state statutes governing unclaimed property. Seller and Buyer will execute the appropriate Internal Revenue Service documentation for the giving of taxpayer identification information relating to this account. Seller and Buyer do hereby certify that each is aware that the Federal Deposit Insurance Corporation coverages apply to a legally specified maximum amount per depositor. Further, Seller and Buyer understand that Escrow Agent assumes no responsibility for, nor will Seller or Buyer hold same liable for any loss occurring which arises from a situation or event under the Federal Deposit Insurance Corporation coverages. All interest will accrue to and be reported to the Internal Revenue Service for the account of Buyer. Escrow Agent shall not be responsible for any penalties, or loss of principal or interest, or any delays in the withdrawal of the funds which may be imposed by the depository institution as a result of the making or redeeming of the investment pursuant to Seller and Buyer instructions. 2. DISBURSEMENT OF DEPOSIT. Escrow Agent shall disburse all or any portion of the Deposit in accordance with and in reliance upon joint written instructions from both Seller and Buyer. The Escrow Agent shall have no responsibility to make an investigation or determination of any facts underlying such instructions or as to whether any conditions upon which the funds are to be released have been fulfilled or not fulfilled, or to whom funds are released. Notwithstanding the foregoing, in the event that Buyer terminates the Agreement prior to the Inspection Date and delivers a copy of such termination to Escrow Agent, then Escrow Agent shall return the Deposit to Buyer within one (1) business day thereof, and no consent from Seller shall be required for such disbursement. 3. DEFAULT AND/OR DISPUTES. In the event any party to the transaction underlying this Agreement shall tender any performance after the time when such performance was due, Escrow Agent may proceed under this Agreement unless one of the parties to this Agreement shall give to the Escrow Agent written direction to stop further performance of the Escrow Agent’s functions hereunder. In the event written notice of default or dispute is given to the Escrow Agent by any party, or if Escrow Agent receives contrary written instructions from any party, the Escrow Agent will promptly notify all parties of such notice. Thereafter, Escrow Agent will decline to disburse funds or to deliver any instrument or otherwise continue to perform its escrow functions, except upon receipt of a mutual written agreement of the parties or upon an appropriate order of court. In the event of a dispute, the Escrow Agent is authorized to deposit the escrow into a court of competent jurisdiction for a determination as to the proper disposition of said funds. In the event that the funds are deposited in court, the Escrow Agent shall be entitled to file a claim in the proceeding for its costs and counsel fees, if any. 4. ESCROW AGENT FEES AND OTHER EXPENSES. Escrow Agent shall not charge for its services hereunder except for a reasonable and customary closing/escrow fee. Escrow Agent

D-2 shall not be required to advance its own funds for any purpose provided that any such advance, made at its option, shall be promptly reimbursed by the party for whom it is advanced, and such optional advance shall not be an admission of liability on the part of Escrow Agent. 5. PERFORMANCE OF DUTIES. In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may occur as a result of Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (a) any good faith act or omission upon advice of counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent hereunder, or (b) any good faith act or omission in reliance upon any document, including any written notice or instructions provided for in the Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the proper person or persons and to conform with the provisions of this Agreement. 6. LIMITATIONS OF LIABILITY. Escrow Agent shall not be liable for any loss or damage resulting from the following: (a) The effect of the transaction underlying this Agreement including without limitation, any defect in the title to the real estate, any failure or delay in the surrender of possession of the Property, the rights or obligations of any party in possession of the property, the financial status or insolvency of any other party, and/or any misrepresentation of fact made by any other party; (b) The default, error, act or failure to act by any other party; (c) Any loss, loss of value or impairment of funds which have been deposited in escrow while those funds are in the course of collection or while those funds are on deposit in a depository institution if such loss or loss of value or impairment results from the failure, insolvency or suspension of a depository institution; (d) Any defects or conditions of title to any property that is the subject of this escrow provided, however, that this limitation of liability shall not affect the liability of Escrow Agent under any title insurance policy which it has issued or may issue (NOTE: No title insurance liability is created by this Agreement); and (e) Escrow Agent’s compliance with any legal process including but not limited to, subpoena, writs, orders, judgments and decrees of any court whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed. 7. HOLD HARMLESS. Buyer and Seller shall indemnify the Escrow Agent and hold the Escrow Agent harmless from all damage, costs, claims and expenses arising from performance of its duties as Escrow Agent including reasonable attorneys’ fees, except for those damages, costs, claims and expenses resulting from the gross negligence or willful misconduct of the Escrow Agent. 8. RELEASE OF PAYMENT. Payment of the funds held in escrow by the Escrow Agent, in accordance with the terms, conditions and provisions of this Terms of Escrow, shall fully and

D-3 completely discharge and exonerate the Escrow Agent from any and all future liability or obligations of any nature or character at law or equity to the parties hereto or under this Agreement.

E-1 EXHIBIT E ASSIGNMENT OF WARRANTIES AND OTHER INTANGIBLE PROPERTY This Assignment of Warranties and Other Intangible Property (this “Assignment”) is made and entered into this ___ day of _________, 20__, by and between ____________, a _____________ (“Assignor”), _______________, a ______________ (“Assignee”). This Assignment is being made pursuant to that certain Agreement for Purchase and Sale of Property dated as of __________, 2024 by and between Assignor and [Buyer] (as amended, the “PSA”); terms not otherwise capitalized here shall have the meanings assigned thereto in the PSA. For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor’s right, title, and interest in and to the following (collectively, the “Assigned Items”): (i) the warranties held by Assignor affecting the Property (the “Warranties”), including, but not limited to those listed on Exhibit A, if any, attached hereto and made a part hereof for all purposes, and (ii) other Intangible Personal Property (as defined in the PSA) owned by Assignor which relate to the ownership of the Real Property and any other agreements or rights relating to the ownership of the Real Property (collectively, the “Other Intangible Property”). All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Executed copies hereof may be delivered by facsimile, PDF or email, and, upon receipt, shall be deemed originals and binding upon the parties hereto. [Signature Page Follows]

E-2 IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written. ASSIGNOR: ASSIGNOR NAME, ASSIGNOR ENTITY _______________________ Name: Title: ASSIGNEE: ASSIGNEE NAME, ASSIGNEE ENTITY _______________________ Name: Title: Exhibit A: Warranties

F-1 EXHIBIT F NON-FOREIGN AFFIDAVIT The undersigned deponent (the “Deponent”), having personally appeared before the undersigned notary public and first having been duly sworn according to law, deposes and says under oath as follows: 1. Deponent is presently a ____________ of [SELLER NAME: ________________], [a ______________________] (the “Seller”). 2. In such capacity, the Deponent has personal knowledge of the facts sworn to in this affidavit and such facts are true and correct. 3. The Seller is the owner of certain real estate, a description of which is set forth on Exhibit A attached hereto and made a part hereof, together with all fixtures, improvements, easements and appurtenances related thereto (collectively, the “Property”). 4. Deponent understands that Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a “foreign person” (as defined in the Code). For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [BUYER NAME: ________________], [a ______________________] (the “Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by the Seller, Deponent hereby certifies the following: (a) The Seller is not a “non-resident alien” for purposes of United States income taxation or otherwise a “foreign person,” as defined in Section 1445 of the Code. (b) The Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Code. (c) The Seller’s United States taxpayer identification number is ______________________. (d) The address (and, if different, the mailing address) of the Seller is ____________________________. (e) The Seller owns 100% of the aforesaid Property. (f) Deponent is making this Affidavit pursuant to the provisions of Section 1445 of the Code in connection with the conveyance of the real property described on Exhibit A, attached hereto and incorporated herein by reference, by the Seller to Transferee, which conveyance constitutes the disposition by the Seller of a United States real property interest,

F-2 for the purpose of establishing that Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition. (g) Deponent acknowledges that this Affidavit may be disclosed to the Internal Revenue Service by Transferee, that this Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both. 5. Under penalty of perjury, I declare that I have examined the foregoing Affidavit and hereby certify that it is true, correct and complete and I further declare that I have the authority to make this affidavit and the certifications contained herein on behalf of the Seller. Sworn to and subscribed before me, this ____ day of ______________, 20__. _______________________ Notary Public [NOTARY SEAL] My commission expires: _________________________________ _________________________, in his/her capacity as ________________ of ______________________

G-1 EXHIBIT G TENANT PROPERTY Furniture Computer Equipment Vault/Safe Deposit Boxes ATM/ITMs Cash Recyclers/Currency Counters Solar Video/Security Equipment Signage

H-1 EXHIBIT H KYC APPLICATION Attached following this page.

1 RESTRICTED PARTY SCREENING (TRANSACTION COUNTERPARTIES) Please complete and return this form as soon as practicable. Should you have any questions or concerns about the privacy and security of personal information collected in this form, please refer to our Online Privacy Statement: https://www.fortress.com/misc/privacy-statement. I. Counterparty full legal name ( you or your ) and address (for individuals, your residential address; for entities, your primary place of business): II. Please identify whether you, including your subsidiaries and affiliates, have operations, offices, or conduct business with counterparties based in any of the following countries or territories: The Crimea region of Ukraine, the Donetsk People s Republic of Ukraine, or the Luhansk People s Republic of Ukraine Y / N Russia Y / N Cuba Y / N Iran Y / N North Korea Y / N Syria Y / N Venezuela Y / N provide a detailed explanation of the circumstances below:

2 III. Please identify whether any of the following apply to you. Check the circle to the left of all that apply and provide the requested information. If the entity completing this form is majority-owned or controlled by one of the regulated organizations noted below, you may check the applicable circle, and please provide evidence (e.g., structure chart; a list of majority-owned subsidiaries excerpted from a public filing) of the link between you and your regulated parent company. You are a U.S. bank regulated by a federal or state regulator OR a non-U.S. bank regula 1 If so, please identify the licensing body and provide a copy of the relevant license or documentary evidence of your regulated status. You are regulated as a broker-dealer, insurance company, mutual fund, or a registered investment adviser in the United States, the United Kingdom or a member state of the European Union. If so, please identify the regulator and provide a copy of the relevant license or documentary evidence of your regulated status. 1 Islands, Channel Islands, Denmark, Finland, France, Germany, Greece, Hong Kong, Iceland, Ireland, Isle of Man, Italy, Japan, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, the United Kingdom, the United States, and the EU member states.

3 You are a pooled investment vehicle that is managed or advised by a registered investment adviser in the United States, the United Kingdom or a member state of the European Union. If so, please provide a copy of the registered investment adviser s license or documentary evidence of its regulated status. If so, please identify the exchange and provide documentary evidence of such listing. You are a department or agency of the United States, of any State, or of any political subdivision of a State OR a sovereign government or an entity that is controlled by the government of an Approved Jurisdiction (e.g., a sovereign wealth fund in an Approved Jurisdiction). If so, please provide documentary evidence of such status. If you checked any of the circles above, please skip Section IV and proceed directly to Section V (ERISA Status). If you did NOT check any of the circles above, please complete Section IV. IV. Please provide the information and documentation that applies to you. Type of Counterparty Required Verification Documents Individual Please provide one of the following verification documents: Unexpired Passport, Other unexpired government-issued photo ID.

4 Trust (1) Settlor, Trustee, and property. * If the settlor or trustee is a legal entity, please list: (1) any persons who owns 25% or more of equity interests in the relevant entity; and (2) the single individual with responsibility to control, manage, or direct the relevant entity: (2) Please provide the following verification document for the trust: Governing trust document. (3) Please provide one of the following settlor, trustee, beneficiaries of greater than persons listed in (1): Unexpired Passport, Other unexpired government-issued photo ID. Corporations ***Includes (i) Limited Liability Companies and (ii) listed companies in non-Approved Jurisdictions (1) Does the entity have any ultimate beneficial owners (i.e., natural persons) who own, directly or indirectly, 25% or more of the equity interests in the entity? Yes No If Yes, please list each such ultimate beneficial owner below: (2) Please list each individual who is: (1) for a corporation, an officer, director, or an authorized signatory; (2) for a Limited Liability Company, a member of the board of

5 managers, an officer, or an authorized signatory. (3) person(s) (i.e., individual(s) with responsibility to control, manage, or direct the entity), to the extent not already identified in item (2), above. (4) Please provide the following verification document for the entity: Government-issued document evidencing the e.g., certificate of incorporation, certificate of good standing, or business license). (5) Please provide one of the following verification documents for the control person and, if applicable, all of the ultimate beneficial owners (i.e., natural persons) who own, directly or indirectly, 25% or more of the equity interests in the entity: Unexpired Passport, Other unexpired government-issued photo ID. (6) Please provide a list of all entities that own, directly or indirectly, greater than 25% of the interests in the corporation completing this form. Partnerships (1) General Partner (2) Does the Partnership have any ultimate beneficial owners (i.e., natural persons) who own, directly or indirectly, 25% or more of the equity interests in the Partnership?

6 Yes No If Yes, please list each such ultimate beneficial owner below: (3) (i.e., individual(s) with responsibility to control, man-age, or direct the Partnership), to Partner is not a natural person, identified above: (4) Please provide the following verification documents for the Partnership: Partnership Agreement or Certificate of Formation. (5) Please provide the following verification documents for the General Partner: Government-issued document evidencing the e.g., certificate of incorporation, certificate of good standing, or business license). Partner is a natural person, please provide the information requested below in (6) for such person. (6) Please provide one of the following verification documents for: (i) all of the ultimate beneficial owners (i.e., natural persons) who own, directly or indirectly, 25% or more of the equity interests in the Partnership, and (ii) the control person of the Partnership: Unexpired Passport, Other unexpired government-issued photo ID. (7) Please provide a list of all entities that own, directly or indirectly, greater than 25% of the

7 interests in the partnership completing this form. V. ERISA Status. Do you hold, or are you deemed to hold, Plan Assets2 or do you act on behalf of an entity that holds, or is deemed to hold, Plan Assets? Yes: No: sign the form, below. questions 2 and 3 below. You are relying on one of the following U.S. Department of Labor Prohibited Transaction Class Exemptions (each, a PTCE ): (a) your assets that will be involved in the contemplated transaction are managed by a qualified professional asset manager as such term is defined in PTCE 84-14, and all requirements set forth in PTCE 84-14 are met with respect to the contemplated transaction; (b) your assets that will be involved in the contemplated transaction are managed by an in-house asset manager as such term is defined in PTCE 96-23, and all requirements set forth in PTCE 96-23 are met with respect to the contemplated transaction; (c) you are a bank collective investment fund as such term is defined in PTCE 91-38, and all requirements set forth in PTCE 91-38 are met with respect to the contemplated transaction; (d) you are an insurance company pooled separate account as such term is defined in PTCE 90-1, and all requirements set forth in PTCE 90- 1 are met with respect to the contemplated transaction; or (e) you are an insurance company general account as such term is defined in PTCE 95-60, and all requirements set forth in PTCE 95-60 are met with respect to the contemplated transaction. Yes: No: A person acting as your fiduciary has determined that all requirements of Section 408(b)(17) of ERISA have been met with respect to the contemplated transaction. Yes: No: ___________________________ 2 Retirement Income Security Act of 1974 (and generally includes employee benefit plans subject the Internal Revenue Code of 1986 and entities that are deemed to hold the assets of the foregoing). You may be deemed to hold Plan Assets if you are, or if you act on behalf of, a private investment fund that has greater than 25% participation by benefit plan investors.

8 The undersigned hereby certifies that the information contained herein and the information provided in connection is true and correct as of the date hereof. Signature: Name: Title: Date: